UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2012

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169533 (1933 Act)	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Distributions

On November 9, 2012, the Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001712523 per share for stockholders of record as of the close of business on each day of the period commencing on January 1, 2013 and ending on March 31, 2013. The payment date for each of the daily distributions of the period commencing on January 1, 2013 and ending on January 31, 2013 will be in February 2013. The payment date for each of the daily distributions of the period commencing on February 1, 2013 and ending February 28, 2013 will be in March 2013. The payment date for each of the daily distributions of the period commencing on March 1, 2013 and ending on March 31, 2013 will be in April 2013.

Renewal of Advisory Agreement

On November 9, 2012, the Company’s board of directors approved the renewal of the Advisory Agreement with Cole REIT IV Advisors, LLC, the Company’s advisor. As a result of the renewal, the Advisory Agreement is extended through November 30, 2013, and may be renewed for an unlimited number of successive one-year periods thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2012	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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